TWO OAKS

PROXY CARD

Meeting Agenda on Reverse Side

YOUR VOTE IS IMPORTANT!
PLEASE CAST YOUR PROXY VOTE *TODAY!*

VOTE REGISTERED TO:

VOTER PROFILE:

Voter ID: Security ID:

Household ID:

**please call the phone number to the right for more information

YOUR CONTROL NUMBER:

Vote on the internet

Go to the website below and enter your control number or simply use your camera on yoursmart phone to scan this QR code. Internet voting is available 24 hours day.

vote.proxyonline.com

Vote by phone

Call the toll-free number listed below. Voting by phone is available 24 hours a day. You must use the 12-digit Control Number on the front side of this notice to vote.

1-888-227-9349 Toll Free

Vote by mail

Complete the proxy as on the reverse side and return it in the envelope provided. Your vote by mail must be received by 11:59 p.m. EST on Thursday, May 6, 2021.

Postage-Paid Envelope

Please return the entire document – do not tear

Special Meeting of Shareholders of the Two Oaks Diversified Growth and Income Fund
A Series of Northern Lights Fund Trust II

May 7, 2021

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

I hereby constitute and appoint Richard Malinowski and Allyson Stewart, or any of them, with full power of substitution, as my attorney and agent for me to vote as my proxy at the Special Meeting of Shareholders of the Two Oaks Diversified Growth and Income Fund, a series of Northern Lights Fund Trust II. The meeting will be held on May 7, 2021, at 11:00 a.m. (Eastern Time), and any adjourned meeting or meetings thereof as fully as if I were personally present, in the manner directed to vote for or against the nominees for director listed on the reverse side. In light of public health concerns regarding the ongoing coronavirus (COVID-19) pandemic, and taking into account related orders and guidance issued by federal, state and local governmental bodies, the Board of NLFT II has determined that the Meeting will be held in a virtual meeting format only, via conference call, with no physical in person meeting. If you wish to attend the Meeting via conference call, please send an email to attendameeting@astfinancial.com. Please use the e-mail subject line "Two Oaks Special Meeting" and include in your email your full name along with your request for the conference line number. That number will be sent back to you, allowing you to attend the Meeting. Requests to attend the Meeting via conference call must be received no later than 11:00 a.m., Eastern Time, on May 7, 2021.

This proxy, when properly signed, will be voted in accordance with the directions indicated. If this proxy is marked both "for" and "against" and "abstain", then your vote will not be counted for the Agreement and Plan of Reorganization. The person or persons designated as my proxy attending the meeting may exercise all voting and other authority on my behalf. This proxy may be revoked, by me at any time prior to the special meeting of shareholders by filing with the corporate secretary of Northern Lights Fund Trust II, a written revocation or duly executed proxy bearing a later date. This proxy will be deemed revoked if I am present at the annual meeting of the members and elect to vote in person.

BAR CODE

TWO OAKS

PROXY CARD

AUTHORIZE:

Please date and sign exactly as your name appears in the address block on the reverse side. When signing as the authorized representative of a corporation or partnership, or as attorney, administrator, executor, trustee or guardian, please show your full title or indicate the capacity in which you are signing.

MEMBER SIGNATURE:	DATE:

. (Note: Only one Member signature is needed above)

Do you have questions? If you have any questions about how to vote your proxy or about the Special Meeting in general, please call toll-free **(866) 721-1324**. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time. The proxy statement for this Special Meeting is available at:

https://vote.proxyonline.com/twooaks/docs/specialmeeting2021.pdf

The Board of Trustees recommends a vote FOR the following:

The Agreement and Plan of Reorganization of the Two Oaks Diversified Growth and Income Fund

Please cast your vote FOR, AGAINST, or ABSTAIN each of the following nominees:

Please mark votes as in this example ☒

PROPOSALS:

	FOR	AGAINST	ABSTAIN
1. To approve the Agreement and Plan of Reorganization	☐	☐	☐
2. If necessary, to adjourn or postpone the Meeting to permit further solicitation of proxies in the event that a quorum exists but there are not sufficient votes at the time of the Meeting to approve Proposal 1.	☐	☐	☐
3. To transact other business			

Your vote is important. We appreciate you taking time to cast your vote.

BAR CODE